SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

W Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	66-0573197

(State or other jurisdiction of	(I.R.S. Employer

incorporation or organization)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which

to be so registered	each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E
(Title of class)

Item 1. Description of Registrant’s Securities To Be Registered.

      A description of our 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E is contained in our prospectus supplement dated October 29, 2002 and filed with the Securities and Exchange Commission on October 30, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of our Registration Statement on Form S-3 (Registration No. 333-92418) under the heading “Description of Series E Preferred Stock,” and is incorporated herein by reference.

Item 2. Exhibits.

      The following exhibits are filed as part of this Registration Statement:

1.	Certificate of Incorporation of W Holding Company, Inc.*

2.	Form of Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E.**

3.	Bylaws of W Holding Company, Inc.***

4.	Specimen Certificate for W Holding Company, Inc.’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E.**

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 31, 2002.

***	Incorporated by reference to the Registrant’s Registration Statement on Form 8-A, filed with the SEC on November 29, 2001.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.

Date: October 31, 2002	By: /s/ Freddy Maldonado Freddy Maldonado Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description	Page

1.	Certificate of Incorporation of W Holding Company, Inc.*

2.	Form of Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E.**

3.	Bylaws of W Holding Company, Inc.***

4.	Specimen Certificate for W Holding Company, Inc.’s 6.875% Noncumulative Monthly Income Preferred Stock, 2002 Series E.**

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-4 (SEC File No. 333-76975).

**	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 31, 2002.

***	Incorporated by reference to the Registrant’s Current Report on Form 8-A, filed with the SEC on November 29, 2001.